Exhibit 99.1

Investor Release

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/19/04	Investors: Mary Healy, 630-623-6429
Media: Anna Rozenich, 630-623-7316

McDONALD’S THIRD QUARTER EPS RISES 42% TO NEW RECORD

OAK BROOK, IL -- McDonald’s Corporation today announced strong operating results for the third quarter and nine months ended September 30, 2004. The company reported diluted earnings per share of $0.61, up 42% for the quarter and $1.48, up 37% for the nine months driven by robust U.S. performance. In both periods, earnings per share included a $0.07 per share tax benefit. The Company reported the following highlights for the quarter:

•	Revenues increased 9% (6% in constant currencies) to $4.9 billion and comparable sales increased 5.8% for the quarter.

•	Margins for the quarter increased 40 basis points for both Company-operated and franchised restaurants.

•	Operating income increased 14% (10% in constant currencies) to $1.1 billion.

•	Diluted earnings per share increased 42% (37% in constant currencies) to $0.61 compared with $0.43 for third quarter 2003.

President and Chief Executive Officer Charlie Bell said, “McDonald’s Plan to Win and our focus on quality food, menu variety, compelling marketing, and outstanding customer service continue to drive global performance. For the third consecutive quarter, we increased customer visits, improved margins and delivered double-digit growth in earnings.

“McDonald’s U.S. results were strong, especially in the face of increasingly difficult year-over-year comparisons. U.S. operating income exceeded $1.7 billion for the first nine months, and was more than $600 million for the third quarter. In addition, our U.S. business has now posted impressive comparable sales along with meaningful margin expansion for six consecutive quarters. Our sustained performance clearly indicates that our Plan to Win is delivering, with multiple integrated initiatives including relevant food and value offerings and added conveniences like extended hours and cashless payment options.

“In Europe, operating income for the nine months exceeded $1.1 billion, and was more than $400 million for the third quarter. However, high unemployment and low consumer confidence in Germany continue to impact our growth. We are leveraging the strengths of our everyday value offerings to attract more customers in this challenging economic environment. In the U.K., we are starting to make progress renewing consumer excitement in our Brand with enhanced food taste and variety and improved service. I am confident that we have the initiatives in place to optimize the long-term performance of this critical business segment.

“Operating income for McDonald’s Asia/Pacific, Middle East and Africa segment exceeded $250 million for the first nine months, and was nearly $100 million for the third quarter. Comparable sales trends were strong, driven by efforts in Japan, Australia and China to distinguish our Brand through added value and menu variety.

“We continue to exercise strong financial discipline by managing costs and using our significant and growing cash flow to invest in the business and strengthen our balance sheet. In addition, we expect to return at least $1.3 billion to shareholders through share repurchase and dividends in 2004.

“From a financial perspective, 2004 is shaping up to be a good year for McDonald’s. We have fortified our foundation and positioned McDonald’s for future growth. As we move forward, we will intensify our efforts around the Plan to Win and our strategy to be better, not just bigger. Despite our success, we are not satisfied. There is still much work to be done. We will stay focused on enhancing every element of the McDonald’s Brand experience as we strive to become our customers’ favorite place and way to eat.”

KEY HIGHLIGHTS – CONSOLIDATED
Dollars in millions, except per common share data
Quarters ended September 30,	2004	2003	% Inc	Currency Translation Benefit	% Increase Excluding Currency Translation

Revenues	$4,925.7	$4,504.6	9	$170.3	6
Operating income	1,098.9	963.9	14	42.5	10
Net income	778.4	547.4	42	24.7	38
Net income per common share—diluted	0.61	0.43	42	0.02	37

Nine months ended September 30,

Revenues	$14,054.4	$12,585.1	12	$593.7	7
Operating income	2,923.2	2,464.7	19	133.1	13
Income before cumulative effect of accounting change	1,880.6	1,382.5	36	69.0	31
Net income	1,880.6	1,345.7	40	69.0	35
Per common share—diluted:
Income before cumulative effect of accounting change	1.48	1.08	37	0.05	32
Net income	1.48	1.05	41	0.05	36

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

•	Constant currency results are calculated by translating current year results at prior year average exchange rates.

•	Comparable sales represent sales at Systemwide restaurants in operation at least thirteen months, excluding the impact of currency translation.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements which reflect management’s expectations regarding future events and operating performance and speaks only as of October 19, 2004. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, our forward-looking statements is detailed in the Company’s filings with the Securities and Exchange Commission, such as our annual and quarterly reports.

RELATED COMMUNICATIONS

McDonald’s Corporation will host a live investor webcast at 11:00 a.m. Central Time on October 19, 2004. For access, go to www.investor.mcdonalds.com. An archived replay of this webcast will be available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for additional, supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2004.

The Company plans to release October 2004 sales information on Monday, November 8, 2004.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data			Inc / (Dec)

Quarters ended September 30,	2004	2003	$	%

Revenues
Sales by Company-operated restaurants	$3,664.8	$3,351.2	313.6	9
Revenues from franchised and affiliated restaurants	1,260.9	1,153.4	107.5	9

TOTAL REVENUES	4,925.7	4,504.6	421.1	9

Operating costs and expenses
Company-operated restaurant expenses	3,086.3	2,840.6	245.7	9
Franchised restaurants—occupancy expenses	252.9	236.0	16.9	7
Selling, general & administrative expenses	474.6	456.3	18.3	4
Other operating expense, net	13.0	7.8	5.2	67
Total operating costs and expenses	3,826.8	3,540.7	286.1	8

OPERATING INCOME	1,098.9	963.9	135.0	14

Interest expense	88.1	93.8	(5.7)	(6)
Nonoperating expense, net	5.3	47.0	(41.7)	(89)
Income before provision for income taxes	1,005.5	823.1	182.4	22
Provision for income taxes	227.1	275.7	(48.6)	(18)

NET INCOME	$778.4	$547.4	231.0	42

NET INCOME PER COMMON SHARE—DILUTED	$0.61	$0.43	0.18	42

Weighted average common shares outstanding—diluted	1,268.4	1,281.0

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per common share data			Inc / (Dec)

Nine months ended September 30,	2004	2003	$	%

Revenues
Sales by Company-operated restaurants	$10,459.7	$9,397.0	1,062.7	11
Revenues from franchised and affiliated restaurants	3,594.7	3,188.1	406.6	13

TOTAL REVENUES	14,054.4	12,585.1	1,469.3	12

Operating costs and expenses
Company-operated restaurant expenses	8,899.2	8,094.0	805.2	10
Franchised restaurants—occupancy costs	745.0	690.3	54.7	8
Selling, general & administrative expenses	1,428.6	1,319.1	109.5	8
Other operating expense, net	58.4	17.0	41.4	n/m
Total operating costs and expenses	11,131.2	10,120.4	1,010.8	10

OPERATING INCOME	2,923.2	2,464.7	458.5	19

Interest expense	267.9	297.3	(29.4)	(10)
Nonoperating expense, net	26.1	88.5	(62.4)	(71)
Income before provision for income taxes	2,629.2	2,078.9	550.3	26
Provision for income taxes	748.6	696.4	52.2	7
Income before cumulative effect of accounting change	1,880.6	1,382.5	498.1	36
Cumulative effect of accounting change, net of tax*	—	(36.8)	n/m	n/m

NET INCOME	$1,880.6	$1,345.7	534.9	40

PER COMMON SHARE—DILUTED:

Income before cumulative effect of accounting change	$1.48	$1.08	0.40	37
Cumulative effect of accounting change*	$—	$(0.03)	n/m	n/m
Net income	$1.48	$1.05	0.43	41
Weighted average common shares outstanding—diluted	1,270.6	1,276.2

n/m	Not meaningful

*	Relates to change in accounting for asset retirement obligations in 2003.